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                                                                   Exhibit 10.25

                 CONLEY, CANITANO & ASSOCIATES, INC. CORPORATION

                   1997 EQUITY AND PERFORMANCE INCENTIVE PLAN


         1. PURPOSE. The purpose of the 1997 Equity and Performance Incentive Plan is to attract and retain Directors, consultants, officers and other key employees for Conley, Canitano & Associates, Inc., an Ohio corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.


         2. DEFINITIONS. As used in this Plan,

                  "Board" means the Board of Directors of the Company.

                  "Change in Control" means a sale of a majority of the then issued and outstanding Common Shares of the Company, a sale of substantially all of the Company's assets, or other similar transactions and events as determined by the Board.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Shares" means the Common Shares, without par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 8 of this Plan.

                  "Company" means Conley, Canitano & Associates, Inc., an Ohio corporation.

                  "Date of Grant" means the date specified by the Board on which a grant of Option Rights, or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

                  "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 6 of this Plan.

                  "Deferred Shares" means an award made pursuant to Section 6 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

                  "Director" means a member of the Board of Directors of the Company.

                  "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.




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                  "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Board.

                  "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

                  "Option Price" means the purchase price payable on exercise of an Option Right.

                  "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

                  "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a Director, a consultant, an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

                  "Plan" means this Conley, Canitano & Associates, Inc. 1997 Equity and Performance Incentive Plan.

                  "Public Offering" means a "Qualified Public Offering" as defined in the Company's Amended and Restated Articles of Incorporation.

                  "Restricted Shares" means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

                  "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.


         3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof,
(iii) as Deferred Shares or (iv) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate Seventy-Five Thousand (75,000) Common Shares, plus any shares described in
Section 3(b). Such shares may be shares of original issuance.



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                  (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

                  (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 8 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 75,000 Common Shares.


         4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each grant shall specify the number of Common Shares to which it pertains.

                  (b) Each grant shall specify an Option Price per share, which may be less than the Market Value per Share on the Date of Grant in the case of a Stock Option that is not an Incentive Stock Option.

                  (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price and which have been held by Optionee for at least six months, or (iii) by a combination of such methods of payment.

                  (d) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, upon terms determined by the Board, including without limitation, pursuant to a promissory note.

                  (e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                  (f) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and shall provide for the earlier exercise of such Option Rights in the event of a Change in Control.

                  (g) Any grant of Option Rights may specify management objectives or goals that must be achieved as a condition to the exercise of such rights.



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                  (h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

                  (i) Any grant (other than Incentive Stock Options) may provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

                  (j) No Option Right that constitutes an Incentive Stock Option shall be exercisable more than 10 years from the Date of Grant.

                  (k) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.


         5. RESTRICTED SHARES. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend (subject to Section 5(f) below) and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, except (if the Board shall so determine) in the event of a Change in Control or Public Offering, for a period of not less than 2 years to be determined by the Board at the Date of Grant.

                  (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).




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                  (e) Any grant of Restricted Shares may specify management
objectives or goals that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such management objectives or goals a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified management objectives or goals.

                  (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

                  (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.


         6. DEFERRED SHARES. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares or their equivalent in value payable in other property including cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions including the achievement of management objectives or goals during the Deferral Period as the Board may specify.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Board at the Date of Grant except (if the Board shall so determine) in the event of a Change in Control or Public Offering.

                  (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.



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                  (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.


         7. TRANSFERABILITY. (a) Except as otherwise determined by the Board, no Option Right granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

                  (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or upon the termination of the Deferral Period applicable to Deferred Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 5 of this Plan, shall be subject to further restrictions on transfer.

         8. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights or Deferred Shares, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration, including, but not limited to cash, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender or termination of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8; provided, however, that any such adjustment to the number specified in Section 3 shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

         9. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.


         10. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a



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Participant or other person under this Plan, and the amounts available to the
Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.


         11. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Board. The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Shares or Deferred Shares and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.


         12. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend the Plan in whole or in part.

                  (b) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

                  (c) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end.

                  (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                  (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.



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         13. TERMINATION. No grant constituting Incentive Stock Options shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.



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